SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 28, 2007
(Date of Report; Date of Earliest Event Reported)

BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)

734-477-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into Material Definitive Agreement

The Company has a Multicurrency Revolving Credit Agreement, as amended, (the “Credit Agreement”), which was amended as of August 28, 2007, and which will expire in July 2011. Under this amendment, the fixed charge coverage ratio requirement will not be applicable for a limited period of time, subject to certain conditions. In addition, the amendment, subject to certain conditions, allows for the sale of the majority of the Company’s International segment and permits term loan financing should the Company determine at a future point to seek such financing. This amendment is intended to provide flexibility to the Company in executing its strategic plan and to maintain the Company’s compliance with the covenants of the Credit Agreement. The amendment is attached as an exhibit to this report, and this description is qualified in its entirety by reference to the Agreement.

ITEM 9.01  Financial Statements and Exhibits.

 (d) Exhibits:

10.38     Amendment No.2 to the Second Amended and Restated Multicurrency Revolving Credit Agreement
        dated as of July 31, 2006 among Borders Group, Inc. its subsidiaries and Parties thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc.
(Registrant)

Dated: August 30, 2007	By: /s/ EDWARD W. WILHELM
Edward W. Wilhelm
Executive Vice President and
Chief Financial Officer
(Principal Financial and
Accounting Officer)

EXHIBIT INDEX

DESCRIPTION OF EXHIBITS

Exhibits:

10.38      Amendment No. 2 to the Second Amended and Restated Multicurrency Revolving Credit Agreement
       dated as of July 31, 2006 among Borders Group, Inc. its subsidiaries and Parties thereto